EXHIBIT 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Helmerich & Payne, Inc. (the “Company”) on Form 10-Q for the period ended
December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Hans C. Helmerich, as Chief Executive Officer of the Company, and Juan Pablo Tardio, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)                                 The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ HANS C. HELMERICH	/S/ JUAN PABLO TARDIO
Hans C. Helmerich	Juan Pablo Tardio
Chief Executive Officer	Chief Financial Officer
February 7, 2013	February 7, 2013